Exhibit 99.1

CONTACTS: FOR IMMEDIATE RELEASE	State National Companies, Inc. David Hale, COO & CFO 817-265-2000 Dennard • Lascar Associates Rick Black 713-529-6600

State National Companies Reports Third Quarter 2017 Results

BEDFORD, TX — October 23, 2017 — State National Companies, Inc. (NASDAQ: SNC), a leading specialty provider of property and casualty insurance services, today reported its financial results for the third quarter ended September 30, 2017.

Commenting on the results, State National’s Chairman and Chief Executive Officer, Terry Ledbetter, said, “Our third quarter revenue increase was driven by continued growth in Lender and Program Services with premiums earned and ceding fees both up sequentially and year over year. We believe that the favorable industry trends in both business segments position the company well for future growth and profitability.

As we have previously announced, the definitive agreement under which Markel will acquire all of the outstanding shares of State National remains on track to close in the fourth quarter of 2017.”

Total revenues in the third quarter of 2017 were $61.4 million, up 6% from $57.9 million in the third quarter of 2016.  Net income was $14.7 million, or $0.34 per diluted share, in the third quarter of 2017, compared to net income of $15.3 million, or $0.37 per diluted share, for the same period in 2016. Realized investment gains were $1.0 million in the third quarter of 2017, down from $2.0 million in the third quarter of 2016. The impact of the decrease in realized net investment gains and losses (net of tax) for the third quarter of 2017 was $0.02 per diluted share.  The impact of the additional weighted-average shares outstanding for the current quarter accounts for the additional $0.01 of decrease in the earnings per share compared to the same period last year.

Program Services Segment

The Program Services segment provides fronting to general agents and insurance carriers to leverage State National’s “A” (Excellent) A.M. Best rating, expansive licenses and trusted reputation to provide access to the U.S. property and casualty insurance market in exchange for ceding fees.  State National issues the policy, and the reinsurer assumes the risk.

In the third quarter of 2017, total revenues from the Program Services segment were $21.7 million, an increase of $2.4 million, or 13%, from the third quarter of 2016.  The growth in revenues was driven by increased ceding fees from both new and existing client programs.

Lender Services Segment

In Lender Services, the collateral protection business is fully vertically integrated as State National manages all aspects of these product offerings for its clients, including policy issuance and administration, underwriting and claims, which we believe is a competitive advantage in the marketplace. Additionally, the Company

State National Companies, Inc. Press Release

differentiates itself from competitors by establishing long-term relationships with clients and providing high-quality service and advanced technology.

In the third quarter of 2017, net premiums written from the Lender Services segment were $42.5 million, an increase of $5.0 million, or 13%, from the third quarter of 2016. Net premiums earned were $35.5 million in the third quarter of 2017, an increase of $1.8 million, or 5%, from the third quarter of 2016. Contributing to this increase in Lender Services premiums are sales of new accounts and loan portfolio growth from existing accounts driven by continued high levels of automobile sales and rising average automobile loan sizes.

Losses and loss adjustment expenses were $15.7 million in the third quarter of 2017, compared to $13.7 million in the same period last year.  The loss ratio increased to 44% in the third quarter from 40% in the third quarter last year, primarily due to increased claim severity. The net expense ratio decreased to approximately 37% in the third quarter 2017 from 38% in the third quarter 2016 due to our ability to effectively leverage fixed costs. The overall result was a net combined ratio for the quarter of 81% compared to 78% in the same period of 2016.

General and Administrative Expenses

General and administrative expenses in the third quarter of 2017 increased to $19.7 million from $17.2 million in the third quarter of 2016, reflecting investment in strategic growth and increased professional fees primarily related to the transaction with Markel.

Balance Sheet

State National’s balance sheet reflects low financial leverage with only $43.8 million of debt.  This debt has limited covenant requirements and is interest-only until the early to mid-2030s.

State National’s investment portfolio has a short duration and consists primarily of fixed income securities, the majority of which have investment grade ratings. The portfolio is laddered to allow for reinvestment of funds as rates change.

Approximately $2.9 billion of State National’s assets are comprised of reinsurance recoverables that are primarily related to the Program Services segment.  Offsetting these recoverables are unpaid losses, loss adjustment expenses and unearned premium liabilities for the same segment. Recoverables of approximately $1.8 billion are secured by collateral held in trust funds for our benefit or letters of credit.  The remainder is ceded to highly rated, well capitalized reinsurers.

Recent Developments

On July 26, 2017, State National and Markel Corporation entered into a definitive agreement under which Markel Corporation will acquire State National. The transaction, which is subject to the approval of a majority of State National shareholders, approvals by relevant state insurance regulators and other customary closing conditions, is expected to close in the fourth quarter of 2017. State National will not be updating its outlook for fiscal 2017 and will not be holding a conference call to discuss its third quarter 2017 results.

State National Companies, Inc. Press Release

About State National Companies, Inc.

State National Companies, Inc. (NASDAQ: SNC) is a leading specialty provider of property and casualty insurance services operating in two niche markets across the United States.  In its Lender Services segment, the Company specializes in providing portfolio protection solutions which insures personal automobiles and other vehicles held as collateral for loans made by credit unions, banks and specialty finance companies.  In its Program Services segment, the Company leverages its “A” (Excellent) A.M. Best rating, expansive licenses and trusted reputation to provide access to the U.S. property and casualty insurance market in exchange for ceding fees.  To learn more, please visit www.statenational.com.  State National routinely posts important Company information on its website.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this press release are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “believe,” “expect,” “will,” “plan,” “target,” “could” or other words that convey the uncertainty of future events or outcomes.

There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, our ability to recover from our capacity providers, the cost and availability of reinsurance coverage, challenges to our use of issuing carrier or fronting arrangements by regulators or changes in state or federal insurance or other statutes or regulations, our dependence on a limited number of business partners, potential regulatory scrutiny of collateral protection insurance, level of new car sales, availability of credit for vehicle purchases and other factors affecting automobile financing, our ability to compete effectively, a downgrade in the financial strength ratings of our insurance subsidiaries, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, changes in interest rates or other changes in the financial markets, the effects of emerging claim and coverage issues, changes in the demand for our products, the effect of general economic conditions, breaches in data security or other disruptions with our technology, and changes in pricing or other competitive environments.

Forward-looking statements involve inherent risks and uncertainties that are difficult to predict, many of which are beyond our control. Additional information about these risks and uncertainties is contained in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

State National Companies, Inc. Press Release

STATE NATIONAL COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands, except for share and per share information)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets:
Investments:
Fixed-maturity securities — available-for-sale, at fair value (amortized cost — $400,885, $329,994, respectively)	$406,677	$332,107
Equity securities — available-for-sale, at fair value (cost — $2,039, $3,271, respectively)	2,116	3,224
Total investments	408,793	335,331

Cash and cash equivalents	64,003	91,698
Restricted cash and investments	25,192	2,958
Accounts receivable from agents, net	145,867	35,964
Reinsurance recoverable on paid losses	1,740	1,430
Deferred acquisition costs	1,348	1,194
Reinsurance recoverables	2,871,500	2,342,864
Property and equipment, net (includes land held for sale — $1,034, $1,034, respectively)	16,999	16,163
Interest receivable	2,319	2,112
Income taxes receivable	—	329
Deferred income taxes, net	30,900	28,858
Goodwill and intangible assets, net	14,364	12,588
Other assets	7,680	5,248
Total assets	$3,590,705	$2,876,737

Liabilities:
Unpaid losses and loss adjustment expenses	$2,087,941	$1,703,706
Unearned premiums	828,583	680,691
Allowance for policy cancellations	68,568	66,418
Deferred ceding fees	39,639	32,226
Accounts payable to agents	2,467	2,639
Accounts payable to insurance companies	118,791	14,871
Debt, net	43,815	43,783
Income taxes payable	3,649	—
Other liabilities	63,454	36,023
Total liabilities	3,256,907	2,580,357

Shareholders’ equity:
Common stock, $.001 par value (150,000,000 shares authorized; 42,173,561 and 41,924,440 shares issued at September 30, 2017 and December 31, 2016, respectively)	42	42
Preferred stock, $.001 par value (10,000,000 shares authorized; no shares issued and outstanding at September 30, 2017 and December 31, 2016)	—	—
Additional paid-in capital	232,710	229,297
Retained earnings	98,073	66,230
Accumulated other comprehensive income	2,973	811
Total shareholders’ equity	333,798	296,380
Total liabilities and shareholders’ equity	$3,590,705	$2,876,737

State National Companies, Inc. Press Release

STATE NATIONAL COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

($ in thousands, except for per share information)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

Revenues:
Premiums earned	$35,499	$33,700	$105,941	$94,293
Commission income	328	389	926	1,015
Ceding fees	21,697	19,263	60,340	52,424
Net investment income	2,314	2,001	6,753	6,141
Realized net investment gains (losses)	1,010	2,063	3,409	1,707
Other income	597	501	1,658	1,416
Total revenues	61,445	57,917	179,027	156,996

Expenses:
Losses and loss adjustment expenses	15,883	13,755	50,849	42,587
Commissions	1,064	1,408	4,341	4,235
Taxes, licenses, and fees	1,096	960	2,962	2,466
General and administrative	19,666	17,235	57,412	51,377
Interest expense	631	565	1,831	1,655
Total expenses	38,340	33,923	117,395	102,320

Income (loss) before income taxes	23,105	23,994	61,632	54,676

Income taxes:
Current tax expense (benefit)	11,160	10,801	25,420	21,292
Deferred tax expense (benefit)	(2,749)	(2,130)	(3,207)	(1,597)
	8,411	8,671	22,213	19,695
Net income (loss)	$14,694	$15,323	$39,419	$34,981

Net income (loss) per share attributable to common shareholders:
Basic earnings per share	$0.35	$0.37	$0.95	$0.83
Diluted earnings per share	0.34	0.37	0.92	0.83

Dividends, per share	$0.06	$0.06	$0.18	$0.18

Weighted-average common shares outstanding — basic	41,683,695	41,937,467	41,655,636	42,196,075
Weighted-average common shares outstanding — diluted	43,412,902	41,940,918	42,967,302	42,215,846

State National Companies, Inc. Press Release

Program Services Segment — Results of Operations

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2017	2016	2017	2016

Revenues:
Premiums earned	$—	$3	$—	$3
Ceding fees	21,697	19,263	60,340	52,424
Total revenues	21,697	19,266	60,340	52,427

Expenses:
Losses and loss adjustment expenses	187	96	17	1,001
Commissions	4	2	8	5
Taxes, licenses, and fees	17	2	62	13
General and administrative	3,794	3,681	12,290	10,800
Total expenses	4,002	3,781	12,377	11,819

Income (loss) before income taxes	$17,695	$15,485	$47,963	$40,608

Gross premiums written	$426,098	$350,541	$1,253,939	$957,962
Gross premiums earned	$393,303	$311,463	$1,110,189	$872,090

State National Companies, Inc. Press Release

Lender Services Segment — Results of Operations

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2017	2016	2017	2016

Revenues:
Premiums earned	$35,499	$33,697	$105,941	$94,290
Commission income	328	389	926	1,015
Other income	554	491	1,627	1,410
Total revenues	36,381	34,577	108,494	96,715

Expenses:
Losses and loss adjustment expenses	15,696	13,659	50,832	41,586
Commissions	1,060	1,406	4,333	4,230
Taxes, licenses, and fees	1,079	958	2,900	2,453
General and administrative	10,878	10,262	33,577	31,397
Total expenses	28,713	26,285	91,642	79,666

Income (loss) before income taxes	$7,668	$8,292	$16,852	$17,049

Net loss ratio	44.2%	40.5%	48.0%	44.1%
Net expense ratio	36.7%	37.5%	38.5%	40.4%
Net combined ratio	80.9%	78.0%	86.5%	84.5%

Gross premiums written	$52,947	$45,746	$134,766	$114,688
Net premiums written	$42,469	$37,517	$109,093	$94,433

Corporate Segment — Results of Operations

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2017	2016	2017	2016

Revenues:
Net investment income	$2,314	$2,001	$6,753	$6,141
Realized net investment gains (losses)	1,010	2,063	3,409	1,707
Other income	43	10	31	6
Total revenues	3,367	4,074	10,193	7,854

Expenses:
General and administrative	4,994	3,292	11,545	9,180
Interest expense	631	565	1,831	1,655
Total expenses	5,625	3,857	13,376	10,835

Income (loss) before income taxes	(2,258)	217	(3,183)	(2,981)

Income tax expense (benefit)	8,411	8,671	22,213	19,695

Net income (loss)	$(10,669)	$(8,454)	$(25,396)	$(22,676)

State National Companies, Inc. Press Release

Non-GAAP Reconciliation

The accompanying information provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income, earnings per share, return on equity or any other GAAP measure of liquidity or financial performance.

Earnings before interest, taxes, depreciation and amortization or EBITDA, is considered a non-GAAP financial measure because it reflects adjustments to net income for interest expense, income tax expense, and depreciation and amortization.  Management believes this measure is helpful to investors because it provides a supplemental measure of evaluating core financial performance between periods.

State National Companies, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

EBITDA	$24,727	$25,633	$66,285	$59,430
Reconciliation of EBITDA:
Net income	$14,694	$15,323	$39,419	$34,981
Plus: Interest expense	631	565	1,831	1,655
Plus: Income tax expense	8,411	8,671	22,213	19,695
Plus: Depreciation and amortization	991	1,074	2,822	3,099
EBITDA	$24,727	$25,633	$66,285	$59,430

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